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                                                                   Exhibit 99.1

MORTGAGE                                                                Page 10










                      UNION PLANTERS MORTGAGE FINANCE CORP.
                           (A WHOLLY-OWNED SUBSIDIARY
                          OF UNION PLANTERS BANK, N.A.)
                           AUDITED BALANCE SHEET AS OF
                                DECEMBER 30, 1997





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MORTGAGE                                                              Page 11






                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Union Planters Mortgage Finance Corp.

                  In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Union Planters Mortgage Finance Corp. (the "Company"), a wholly-owned subsidiary of Union Planters Bank, N.A., at December 30, 1997 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for the opinion expressed above.



/s/Price Waterhouse LLP
Memphis, Tennessee
February 10, 1998




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MORTGAGE                                                                PAGE 12


                      UNION PLANTERS MORTGAGE FINANCE CORP.
                           (A WHOLLY-OWNED SUBSIDIARY
                          OF UNION PLANTERS BANK, N.A.)
                                  BALANCE SHEET
                                DECEMBER 30,1997



     ASSETS
          Cash                                                                                         $    10,000

              TOTAL ASSETS                                                                             $    10,000


     STOCKHOLDER'S EQUITY
          Common stock, par value $0.01 per share, 1000 shares authorized,
            issued and outstanding                                                                     $        10
          Additional paid-in-capital                                                                         9,990

              TOTAL STOCKHOLDERS EQUITY                                                                $    10,000





     The notes to the balance sheet are an integral part of this statement.




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MORTGAGE                                                             Page 13


                      UNION PLANTERS MORTGAGE FINANCE CORP.
                           (A WHOLLY-OWNED SUBSIDIARY
                          OF UNION PLANTERS BANK, N.A.)
                           NOTES TO THE BALANCE SHEET


NOTE 1 - ORGANIZATION OF THE COMPANY

Union Planters Mortgage Finance Corp. (the "Company"), a wholly-owned subsidiary of Union Planters Bank, N.A. (the "Bank"), was incorporated on September 5, 1997. The Company was organized to facilitate the financing of mortgage-backed securities and mortgage loans originated or purchased by affiliates of the Bank, and other entities through the issuance and sale of mortgage participation securities and mortgage-backed bonds. On December 30, 1997, the Company sold 1,000 shares of common stock to the Bank for $10,000. The Company had no operations for the period prior to December 30, 1997.

The presentation of nonclassified balance sheets is common practice in this industry; accordingly, assets and liabilities are not classified as current and noncurrent.


NOTE 2--SECURITIES ISSUANCES

The Company has filed an initial registration statement with the Securities and Exchange Commission on September 12, 1997, providing for the issuance of securities in the aggregate principal amount of $1 billion, which has been amended but has not yet been declared effective by the Securities and Exchange Commission.